Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Investor Relations Contact:
Dan Bachus
Chief Financial Officer
Grand Canyon Education, Inc.
602-639-6648
dbachus@gcu.edu
Media Contact:
Bill Jenkins
Grand Canyon Education, Inc.
602-639-6678
bjenkins@gcu.edu
GRAND CANYON EDUCATION, INC. REPORTS
THIRD QUARTER 2011 RESULTS
ARIZONA, November 7, 2011—Grand Canyon Education, Inc. (NASDAQ: LOPE), a regionally accredited provider of online and campus-based post-secondary education services, today announced financial results for the quarter ended September 30, 2011.
(more)

Grand Canyon Education, Inc. Reports Third Quarter 2011 Results
In connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, we determined that a change to our methodology relating to the manner in which we estimate our allowance for doubtful accounts was required.
In accordance with our institutional policy, all prospective students are required to select both a primary and secondary payment option with respect to amounts due to us for tuition, fees and other expenses. The most common payment option for our students is financial aid but students also choose personal cash, tuition reimbursement, or direct bill to their employer. Financial aid loan funds are generally provided by the Federal Direct Loan Program in two disbursements for each academic year. The disbursements are usually received two to four weeks into the first course of a payment period. These factors, together with the timing of students beginning their programs, affect our operating cash flow including our accounts receivable balance. In instances where a student selects financial aid as the primary payment option, he or she often selects personal cash as the secondary option. If a student that has selected financial aid as his or her primary payment option withdraws prior to the end of a course but after the date that our institutional refund period has expired, the student will have incurred the obligation to pay the full cost of the course. If the withdrawal occurs before the date at which the student has earned 100% of his or her financial aid, we will have a return to Title IV requirement and the student will owe us all amounts incurred that are in excess of the amount of financial aid that the student earned and that we are entitled to retain. In this case, we must collect the receivable using the student’s second payment option. In cases where this second payment option is a withdrawn student’s personal cash, then this amount will be due from the former student. Such receivables carry a higher risk of non-collection, as the student is no longer enrolled in the University.
Under our policy, we record an allowance for doubtful accounts for estimated losses resulting from the inability, failure or refusal of our students to make required payments. We determine the adequacy of our allowance for doubtful accounts based on an analysis of our historical bad debt experience, current economic trends, and the aging of the accounts receivable. We apply reserves to our receivables based upon an estimate of the risk presented by the age of the receivables. We believe that this policy is the best way to predict the ultimate amount of our receivables that will go uncollected as our receivable balances are made up of a large number of small balances and we also believe that this policy conforms to industry practice. While we continually refine our estimation process (similar to the refinements described below) in the ordinary course, our general approach to estimating the allowance for doubtful accounts has remained the same since we went public in November 2008. We have historically written off accounts receivable at the earlier of the time the balance is deemed uncollectible, or one year after the revenue is generated. We monitor our collections and write-off experience to assess whether adjustments are necessary.
As part of our process of analyzing our reserve balance at September 30, 2011, we for the first time disaggregated our accounts receivable balances based on each student’s school status as of September 30, 2011 and each of the prior quarter ends between June 30, 2010 (the quarter we transitioned to a “borrower-based, non-term” or “BBAY” financial aid system, where each student may begin a program and be eligible to receive financial aid at any time throughout the year) and June 30, 2011. In initiating this review, we had noted that there had been an increase in the more mature receivables over the past few quarters. Once we had disaggregated our accounts receivable we noted a significant change in the composition of our receivable balances since our transition to BBAY in which the receivables due from former students had grown as a percentage of the total amount outstanding during this period. We believe that this is the result of several factors. First, under BBAY, a student must generally complete two of the courses in a payment period to earn the full financial aid award, as opposed to just a single course under the term-based module approach, and, as a result, we have experienced an increase in the Title IV program funds that need to be returned to lenders or the Department of Education. Second, we have historically been successful in collecting receivables, including those due from former students as a result of the return to Title IV requirement, because the amount owed by a particular student that is in excess of the amount of financial aid that the student earned and that we are entitled to retain is often quite small. Due primarily to the ongoing economic conditions, we believe that the level of motivation that former students have to pay off their balances due to us, based on such factors as being able to receive transcripts or protecting their credit, has lessened over time. On the other hand, we have implemented a number of operational changes during the past twelve months that have resulted in more timely collections of balances due from active students. As our collection history over the past year demonstrated that receivables due from former students are now becoming much more likely to go uncollected, we concluded that our allowance for doubtful accounts needed to be adjusted. Thus, we have changed our allowance calculation methodology such that receivables due from former students are treated as a separate pool and are fully reserved for and written off in a much more accelerated timeframe. The methodology for reserving for receivables due from current students remains similar to our prior methodology given that we have not seen a change in the payment patterns for this pool of students. We continue to reflect accounts receivable with an offsetting allowance as long as management believes there is a reasonable possibility of collection. Bad debt expense is recorded as an instructional costs and services expense in the income statement.
For the three months ended September 30, 2011 (certain 2010 amounts are restated):
•	Net revenue increased 10.1% to $108.9 million for the third quarter of 2011, compared to $98.9 million for the third quarter of 2010.
•	At September 30, 2011, our enrollment was approximately 44,500, an increase of 5.2% from our enrollment of approximately 42,300 at September 30, 2010.
•
Operating income for the third quarter of 2011 was $20.7 million, an increase of 11.7% as compared to $18.5 million for the same period in 2010. The operating margin for the third quarter of 2011 was 19.0%, compared to 18.7% for the same period in 2010.

•	Adjusted EBITDA increased 18.9% to $27.5 million for the third quarter of 2011, compared to $23.1 million for the same period in 2010.
•
The tax rate in the third quarter of 2011 was 37.3% compared to 41.5% in the third quarter of 2010. The decrease in the effective tax rate was primarily due to certain non-recurring tax items, which had the effect of decreasing our effective tax rate in the third quarter of 2011 and increasing the effective tax rate in the third quarter of 2010.

•	Net income increased 19.8% to $12.9 million for the third quarter of 2011, compared to $10.7 million for the same period in 2010.
•	Diluted net income per share was $0.29 for the third quarter of 2011, compared to $0.23 for the same period in 2010.
For the nine months ended September 30, 2011 (certain 2010 amounts are restated):
•	Net revenues increased 9.8% to $313.7 million, compared to $285.8 million for the same period in 2010.
•
Operating income for the nine months ended September 30, 2011 was $58.8 million, an increase of 19.8% as compared to $49.1 million for the same period in 2010. The operating margin for the nine months ended September 30, 2011 was 18.8%, compared to 17.2% for the same period in 2010.

•	Adjusted EBITDA increased 24.4% to $76.6 million for the nine months ended September 30, 2011, compared to $61.6 million for the same period in 2010.
•
The tax rate in 2011 was 39.9% compared to 40.4% for the same period in 2010. The decrease in the effective tax rate was primarily due to certain non-recurring tax items, which had the effect of decreasing our effective tax rate in the third quarter of 2011 and increasing the effective tax rate in the third quarter of 2010.

•	Net income increased 21.6% to $35.2 million for the nine months ended September 30, 2011, compared to $29.0 million for the same period in 2010.
•	Diluted net income per share was $0.78 for the nine months ended September 30, 2011, compared to $0.62 for the same period in 2010.
Balance Sheet and Cash Flow
As of September 30, 2011, the University had unrestricted cash and cash equivalents of $19.0 million compared to $33.6 million at the end of 2010 and restricted cash and cash equivalents at September 30, 2011 and December 31, 2010 of $47.7 million and $52.9 million, respectively.
The University generated $65.5 million in cash from operating activities for the nine months ended September 30, 2011 compared to $80.5 million for the same period in 2010. Cash provided by operations in 2011 and 2010 resulted from net income plus non cash charges for provision for bad debts, depreciation and amortization, non-capitalizable system costs, share-based compensation, and changes in working capital, and in the nine months ended September 30, 2011, cash provided by operating activities has been reduced by $5.2 million related to the payment in connection with the qui tam matter. Capital expenditures in 2011 of $61.5 million were primarily related to ground campus building projects such as a new dormitory and events arena to support our increasing traditional ground student enrollment as well as purchases of computer equipment, other internal use software projects and furniture and equipment. Capital expenditures in 2010 of $39.6 million primarily consisted of ground campus building projects, purchases of computer equipment, and software costs to complete our transition from Datatel to Campus Vue and Great Plains, other internal use software projects, furniture and equipment to support our increasing student enrollment. In the first nine months of 2010, we had a $27.4 million increase in restricted cash associated with our transition to a “borrower-based, non-term” or “BBAY” financial aid system. During the first nine months of 2011, $23.8 million of cash used in financing activities was primarily related to $22.4 million used to purchase treasury stock in accordance with the University’s share repurchase program and principal payments on notes payable and capital leases totaled $2.9 million. During the first nine months of 2010 cash used in financing activities was $.9 million as proceeds from the exercise of stock options and the excess tax benefits from share-based compensation were partially offset by principal payments on notes payable and capital lease obligations of $2.2 million.
(more)

Grand Canyon Education, Inc. Reports Third Quarter 2011 Results
Fourth Quarter 2011 Outlook
Our guidance for the fourth quarter of 2011 is the following:
Revenue will be between $112 and $116 million. Our target operating margin is 18.5% and our target adjusted EBITDA margin is 25.0% for the fourth quarter of 2011.
Forward-Looking Statements
This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; expectations that regulatory developments or other matters will not have a material adverse effect on our financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates, or forecasts as to our business, financial and operational results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.
Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: our failure to comply with the extensive regulatory framework applicable to our industry, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; the results of the ongoing program review being conducted by the Department of Education of our compliance with Title IV program requirements, and possible fines or other administrative sanctions resulting therefrom; the ability of our students to obtain federal Title IV funds, state financial aid, and private financing; risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards, including pending rulemaking by the Department of Education; potential damage to our reputation or other adverse effects as a result of negative publicity in the media, in the industry or in connection with governmental reports or investigations or otherwise, affecting us or other companies in the for-profit postsecondary education sector; the impact of the restatement of our prior financial results; our ability to hire and train new, and develop and train existing, enrollment counselors; the pace of growth of our enrollment; our ability to convert prospective students to enrolled students and to retain active students; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; industry competition, including competition for qualified executives and other personnel; risks associated with the competitive environment for marketing our programs; failure on our part to keep up with advances in technology that could enhance the online experience for our students; the extent to which obligations under our loan agreement, including the need to comply with restrictive and financial covenants and to pay principal and interest payments, limits our ability to conduct our operations or seek new business opportunities; potential decreases in enrollment, the payment of refunds or other negative impacts on our operating results as a result of our change from a “term-based” financial aid system to a BBAY financial aid system; our ability to manage future growth effectively; general adverse economic conditions or other developments that affect job prospects in our core disciplines; and other factors discussed in reports on file with the Securities and Exchange Commission.
Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
(more)

Grand Canyon Education, Inc. Reports Third Quarter 2011 Results
Conference Call
Grand Canyon Education, Inc. will discuss its third quarter 2011 results and 2011 outlook during a conference call scheduled for today, November 7, 2011 at 4:30 p.m. Eastern time (ET). To participate in the live call, investors should dial 877-815-5362 (domestic and Canada) or 706-679-7806 (international), passcode 10677185 at 4:25 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. Web site at www.gcu.edu.
A replay of the call will be available approximately two hours following the conclusion of the call through November 6, 2012, at 800-642-1687 (domestic) or 706-645-9291 (international), passcode 10677185. It will also be archived at www.gcu.edu in the investor relations section for 60 days.
About Grand Canyon Education, Inc.
Grand Canyon Education, Inc. is a regionally accredited provider of postsecondary education services focused on offering graduate and undergraduate degree programs in its core disciplines of education, business, healthcare and liberal arts. In addition to its online programs, it offers programs at its approximately 115 acre traditional campus in Phoenix, Arizona and onsite at the facilities of employers. Approximately 44,500 students were enrolled as of September 30, 2011. For more information about Grand Canyon Education, Inc., please visit http://www.gcu.edu.

*
Grand Canyon Education, Inc. is regionally accredited by The Higher Learning Commission of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Grand Canyon University, 3300 W. Camelback Road, Phoenix, AZ 85017, www.gcu.edu.

###

Grand Canyon Education, Inc. Reports Third Quarter 2011 Results
GRAND CANYON EDUCATION, INC.
Consolidated Income Statements
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2011	2010	2011	2010
		Restated		Restated

Net revenue	$108,909	$98,946	$313,736	$285,794
Costs and expenses:
Instructional costs and services	48,933	45,717	144,162	133,609
Selling and promotional, including $151 and $2,702 for the three months ended September 30, 2011 and 2010, respectively, and $612 and $7,694 for the nine months ended September 30, 2011 and 2010, respectively, to related parties	31,248	28,103	88,789	83,955
General and administrative	7,145	6,608	21,015	18,888
Lease termination fee	922	—	922	—
Exit costs	—	27	—	232

Total costs and expenses	88,248	80,455	254,888	236,684

Operating income	20,661	18,491	58,848	49,110
Interest expense	(170)	(176)	(306)	(682)
Interest income	20	33	78	131

Income before income taxes	20,511	18,348	58,620	48,559
Income tax expense	7,643	7,606	23,398	19,603

Net income	$12,868	$10,742	$35,222	$28,956

Net income per common share:
Basic	$0.29	$0.23	$0.79	$0.63

Diluted	$0.29	$0.23	$0.78	$0.62

Shares used in computing net income per common share:
Basic	44,302	45,746	44,845	45,715

Diluted	44,787	46,351	45,293	46,413

Grand Canyon Education, Inc. Reports Third Quarter 2011 Results
GRAND CANYON EDUCATION, INC.
Adjusted EBITDA
Adjusted EBITDA is defined as net income plus interest expense net of interest income, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) royalty payments incurred pursuant to an agreement with our former owner that has been terminated as of April 15, 2008; (ii) contributions to Arizona school tuition organizations in lieu of state income taxes, which we typically make in the fourth quarter of a fiscal year; (iii) exit costs, if any; (iv) contract termination fees, if any and (v) share-based compensation. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA, and our loan agreement requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Royalty expenses paid to our former owner, contributions made to Arizona school tuition organizations in lieu of the payment of state income taxes, estimated litigation losses, exit costs, share-based compensation, and contract termination fees are not considered reflective of our core performance.
We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.
In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity. Some of these limitations are that it does not reflect:
•	cash expenditures for capital expenditures or contractual commitments;

•	changes in, or cash requirement for, our working capital requirements;

•	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

•	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.
In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited, in thousands)
		Restated		Restated
Net income	$12,868	$10,742	$35,222	$28,956
Plus: interest expense net of interest income	150	143	228	551
Plus: income tax expense	7,643	7,606	23,398	19,603
Plus: depreciation and amortization	4,154	3,168	11,832	8,329

EBITDA	24,815	21,659	70,680	57,439

Plus: royalty to former owner	74	74	222	222
Plus: lease termination costs	922	—	922	—
Plus: exit costs	—	27	—	232
Plus: share-based compensation	1,667	1,347	4,797	3,685

Adjusted EBITDA	$27,478	$23,107	$76,621	$61,578

Grand Canyon Education, Inc. Reports Third Quarter 2011 Results
GRAND CANYON EDUCATION, INC.
Consolidated Balance Sheets

	September 30,	December 31,
(In thousands, except par value)	2011	2010
	(Unaudited)	Restated
Current assets
Cash and cash equivalents	$18,999	$33,637
Restricted cash and cash equivalents	47,177	52,178
Accounts receivable, net of allowance for doubtful accounts of $14,618 and $30,312 (Restated) at September 30, 2011 and December 31, 2010, respectively	16,333	17,983
Income taxes receivable	8,383	8,415
Deferred income taxes	6,788	16,078
Other current assets	9,104	4,834

Total current assets	106,784	133,125
Property and equipment, net	179,545	123,999
Restricted cash	555	760
Prepaid royalties	6,122	6,579
Goodwill	2,941	2,941
Deferred income taxes	1,912	2,800
Other assets	5,201	4,892

Total assets	$303,060	$275,096

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$22,277	$15,693
Accrued compensation and benefits	9,768	13,633
Accrued liabilities	9,134	9,477
Accrued litigation loss	—	5,200
Accrued exit costs	—	64
Income taxes payable	1,068	829
Student deposits	48,483	48,873
Deferred revenue	34,746	15,034
Due to related parties	464	10,346
Current portion of capital lease obligations	892	1,673
Current portion of notes payable	1,760	2,026

Total current liabilities	128,592	122,848
Capital lease obligations, less current portion	695	151
Other noncurrent liabilities	6,772	2,715
Notes payable, less current portion	20,329	21,881

Total liabilities	156,388	147,595

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at September 30, 2011 and December 31, 2010	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 45,938 and 45,811 shares issued and 44,331 and 45,761 shares outstanding at September 30, 2011 and December 31, 2010, respectively	459	458
Treasury stock, at cost, 1,607 and 50 shares of common stock at September 30, 2011 and December 31, 2010, respectively	(23,153)	(782)
Additional paid-in capital	83,821	77,449
Accumulated other comprehensive loss	(498)	(445)
Accumulated earnings	86,043	50,821

Total stockholders’ equity	146,672	127,501

Total liabilities and stockholders’ equity	$303,060	$275,096

Grand Canyon Education, Inc. Reports Third Quarter 2011 Results
GRAND CANYON EDUCATION, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30,
(In thousands)	2011	2010
		Restated
Cash flows provided by operating activities:
Net income	$35,222	$28,956
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	4,797	3,685
Excess tax benefits from share-based compensation	—	(675)
Amortization of debt issuance costs	42	48
Provision for bad debts	27,903	29,483
Depreciation and amortization	12,054	8,551
Lease termination fee	922	—
Non-capitalizable system conversion costs	—	4,013
Litigation settlement	(5,200)	—
Exit costs	(64)	(545)
Deferred income taxes	10,185	(9,461)
Other	—	(67)
Changes in assets and liabilities:
Accounts receivable	(26,253)	(39,280)
Prepaid expenses and other	(4,577)	(4,260)
Due to/from related parties	(9,882)	3,584
Accounts payable	1,757	5,317
Accrued liabilities and employee related liabilities	(4,208)	5,949
Income taxes receivable/payable	348	(223)
Deferred rent	3,123	682
Deferred revenue	19,712	10,009
Student deposits	(390)	34,768

Net cash provided by operating activities	65,491	80,534

Cash flows used in investing activities:
Capital expenditures	(61,515)	(39,595)
Change in restricted cash and cash equivalents	5,206	(52,603)
Proceeds from sale or maturity of investments	—	487

Net cash used in investing activities	(56,309)	(91,711)

Cash flows used in financing activities:
Principal payments on notes payable and capital lease obligations	(2,856)	(2,209)
Debt issuance costs	(70)	—
Repurchase of common shares	(22,371)	(782)
Excess tax benefits from share-based compensation	—	675
Net proceeds from exercise of stock options	1,477	1,393

Net cash used in financing activities	(23,820)	(923)

Net decrease in cash and cash equivalents	(14,638)	(12,100)
Cash and cash equivalents, beginning of period	33,637	62,571

Cash and cash equivalents, end of period	$18,999	$50,471

Supplemental disclosure of cash flow information
Cash paid for interest	$315	$533
Cash paid for income taxes	$12,790	$29,528
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$4,827	$7,580
Purchases of equipment through capital lease obligations	$801	$625
Tax benefit of Spirit warrant intangible	$194	$160
Shortfall tax expense from share-based compensation	$117	$—

Grand Canyon Education, Inc. Reports Third Quarter 2011 Results
The following is a summary of our student enrollment at September 30, 2011 and 2010 (which included less than 500 students pursuing non-degree certificates in each period) by degree type and by instructional delivery method:

	September 30, 2011(1)		September 30, 2010(1)
	# of Students	% of Total	# of Students	% of Total
Graduate degrees (2)	17,497	39.3%	18,128	42.9%
Undergraduate degree	26,989	60.7%	24,158	57.1%

Total	44,486	100.0%	42,286	100.0%

	September 30, 2011(1)		September 30, 2010(1)
	# of Students	% of Total	# of Students	% of Total
Online (3)	39,447	88.7%	38,593	91.3%
Ground (4)	5,039	11.3%	3,693	8.7%

Total	44,486	100.0%	42,286	100.0%

(1)	Enrollment at September 30, 2011 and 2010 represents individual students who attended a course during the last two months of the calendar quarter.

(2)	Includes 1,808 and 977 students pursuing doctoral degrees at September 30, 2011 and 2010, respectively.

(3)	As of September 30, 2011 and 2010, 42.3% and 45.5%, respectively, of our online students are pursuing graduate degrees.

(4)	Includes both our traditional on-campus ground students, as well as our professional studies students.
The following tables summarizes the unaudited quarterly results of operations as originally reported and as restated for each of the three quarters of 2010 and for the year ended December 31, 2010 and the first two quarters of 2011 with the restated amounts reflecting amounts that would have been reported under our new allowance estimation methodology.

	2010
	Second Quarter	Second Quarter	Third Quarter	Third Quarter
	As Reported	As Restated	As Reported	As Restated
Net revenue	$97,522	$97,522	$98,946	$98,946
Costs and expenses:
Instructional costs and services	41,742	51,232	42,071	45,717
Selling and promotional	28,976	28,976	28,103	28,103
General and administrative	6,176	6,176	6,607	6,608
Estimated exit costs	116	116	27	27

Total costs and expenses	77,010	86,500	76,808	80,455

Operating income	20,512	11,022	22,138	18,491
Net interest expense	(125)	(125)	(143)	(143)

Income before income taxes	20,387	10,897	21,995	18,348
Income tax expense	7,991	4,163	9,077	7,606

Net income available to common stockholders	$12,396	$6,734	$12,918	$10,742

Earnings per share:
Basic income per share(1)	$0.27	$0.15	$0.28	$0.23

Diluted income per share(1)	$0.27	$0.14	$0.28	$0.23

Basic weighted average shares outstanding	45,724	45,724	45,746	45,746

Diluted weighted average shares outstanding	46,557	46,557	46,351	46,351

(1)	The sum of quarterly income per share may not equal annual income per share due to rounding.

	2010
			Twelve Months Ended	Twelve Months Ended
	Fourth Quarter As	Fourth Quarter	December 31,	December 31,
	Reported	As Restated	As Reported	As Restated
Net revenue	$100,031	$100,031	$385,825	$385,825
Costs and expenses:
Instructional costs and services	36,207	45,435	163,693	179,044
Selling and promotional	28,538	28,538	112,493	112,493
General and administrative	14,746	7,733	26,620	26,621
Contract termination fees	9,233	9,233	9,233	9,233
Estimated exit costs	26	26	258	258

Total costs and expenses	88,750	90,965	312,297	327,649

Operating income	11,281	9,066	73,528	58,176
Net interest expense	(170)	(170)	(721)	(721)

Income before income taxes	11,111	8,896	72,807	57,455
Income tax expense	3,540	2,646	28,442	22,249

Net income available to common stockholders	$7,571	$6,250	$44,365	$35,206

Earnings per share:
Basic income per share(1)	$0.17	$0.14	$0.97	$0.77

Diluted income per share(1)	$0.16	$0.13	$0.96	$0.76

Basic weighted average shares outstanding	45,743	45,743	45,722	45,722

Diluted weighted average shares outstanding	46,346	46,346	46,396	46,396

(1)	The sum of quarterly income per share may not equal annual income per share due to rounding.

	2011
	First Quarter	First Quarter	Second Quarter	Second Quarter
	As Reported	As Restated	As Reported	As Restated
Net revenue	$101,709	$101,709	$103,118	$103,118
Costs and expenses:
Instructional costs and services	45,830	48,875	45,709	46,354
Selling and promotional	29,832	29,832	27,709	27,709
General and administrative	6,832	6,832	7,038	7,038

Total costs and expenses	82,494	85,539	80,456	81,101

Operating income	19,215	16,170	22,662	22,017
Net interest expense	(75)	(75)	(3)	(3)

Income before income taxes	19,140	16,095	22,659	22,014
Income tax expense	7,842	6,614	9,401	9,141

Net income	$11,298	$9,481	$13,258	$12,873

Earnings per share:
Basic income per share(1)	$0.25	$0.21	$0.30	$0.29

Diluted income per share(1)	$0.25	$0.21	$0.29	$0.29

Basic weighted average shares outstanding	45,590	45,590	44,658	44,658

Diluted weighted average shares outstanding	46,089	46,089	45,018	45,018

(1)	The sum of quarterly income per share may not equal annual income per share due to rounding.

The following is a summary of the changes on our balance sheet.

	As of June 30, 2010		As of September 30, 2010
	As Reported	As Restated	As Reported	As Restated
Accounts receivable	$42,636	$33,146	$32,722	$19,586
Deferred income taxes — current	11,355	15,183	9,204	14,502
Total current assets	132,933	127,271	153,074	145,236
Total assets	237,813	232,151	281,542	273,704
Accumulated earnings	39,491	33,829	52,409	44,571
Total stockholders’ equity	113,307	107,645	127,105	119,267
Total liabilities and stockholders’ equity	237,813	232,151	281,542	273,704

	As of December 31, 2010		As of March 31, 2011
	As Reported	As Restated	As Reported	As Restated
Accounts receivable	$33,334	$17,983	$32,369	$13,972
Deferred income taxes — current	9,886	16,078	9,143	16,563
Total current assets	142,284	133,125	128,286	117,309
Total assets	284,255	275,096	286,464	275,487
Accumulated earnings	59,980	50,821	71,278	60,302
Total stockholders’ equity	136,660	127,501	135,313	124,336
Total liabilities and stockholders’ equity	284,255	275,096	286,464	275,487

	As of June 30, 2011
	As Reported	As Restated
Accounts receivable	$32,120	$13,078
Deferred income taxes — current	6,230	13,911
Total current assets	109,807	98,446
Total assets	289,943	278,582
Accumulated earnings	84,536	73,175
Total stockholders’ equity	142,659	131,298
Total liabilities and stockholders’ equity	289,943	278,582
The following is a summary of the changes on our statement of cash flows.

	Six Months Ended		Nine Months Ended
	June 30, 2010		September 30, 2010
	As Reported	As Restated	As Reported	As Restated
Net income	$23,876	$18,214	$36,794	$28,956
Provision for bad debts	10,273	19,763	16,347	29,483
Deferred income taxes	(5,974)	(9,802)	(4,163)	(9,461)
Net cash provided by operating activities	30,127	30,127	80,534	80,534

			Three Months Ended
	Year Ended December 31, 2010		March 31, 2011
	As Reported	As Restated	As Reported	As Restated
Net income	$44,365	$35,206	$11,298	$9,481
Provision for bad debts	23,360	38,712	6,988	10,034
Deferred income taxes	179	(6,013)	1,004	(224)
Net cash provided by operating activities	84,104	84,104	23,413	23,413

	Six Months Ended
	June 30, 2011
	As Reported	As Restated
Net income	$24,556	$22,354
Provision for bad debts	14,586	18,277
Deferred income taxes	2,881	1,392
Net cash provided by operating activities	36,026	36,026